Exhibit 4.8

EXECUTION COPY

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST

as Issuer

and

WELLS FARGO BANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

NATIONSTAR MORTGAGE LLC,

as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates)

and

ADVANCE PURCHASER LLC,

as Administrator and as Servicer (on and after the respective MSR Transfer Dates)

and

CREDIT SUISSE AG, NEW YORK BRANCH,

BARCLAYS BANK PLC,

NATIXIS, NEW YORK BRANCH, and

MORGAN STANLEY BANK, N.A.,

as Administrative Agents

SERIES 2014-VF1

INDENTURE SUPPLEMENT

Dated as of March 18, 2014

to

INDENTURE

Dated as of March 18, 2014

ADVANCE RECEIVABLES BACKED NOTES,

SERIES 2014-VF1

Exhibits

Exhibit A

- i -

THIS SERIES 2014-VF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of March 18, 2014, is made by and among NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), WELLS FARGO BANK, N.A., a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), ADVANCE PURCHASER LLC, a limited liability company organized under the laws of the State of Delaware (“Advance Purchaser”), as Administrator on behalf of the Issuer, as owner of the rights associated with the servicing rights under the Designated Servicing Agreements, and, from and after the respective MSR Transfer Dates for each Designated Servicing Agreement, as servicer under such Designated Servicing Agreement, NATIONSTAR MORTGAGE LLC, a limited liability company organized in the State of Delaware (“Nationstar”), as a Subservicer on and after the respective MSR Transfer Dates and as servicer for each Designated Servicing Agreement prior to the respective MSR Transfer Dates, and CREDIT SUISSE AG, NEW YORK BRANCH (“CS”), BARCLAYS BANK PLC (“Barclays”), NATIXIS, NEW YORK BRANCH (“Natixis”) and MORGAN STANLEY BANK, N.A. (“Morgan Stanley”), each as an Administrative Agent (as defined below). This Indenture Supplement relates to and is executed pursuant to that certain Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) supplemented hereby, dated as of March 18, 2014, among the Issuer, Nationstar, Advance Purchaser, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, CS, as an Administrative Agent, Barclays, as an Administrative Agent, Natixis, as an Administrative Agent, Morgan Stanley, as an Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Notes, the “New Residential Advance Receivables Trust Series 2014-VF1 Advance Receivables Backed Notes” (the “Series 2014-VF1 Notes”). The parties are entering this Indenture Supplement to document the terms of the issuance of the Series 2014-VF1 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1. Creation of Series 2014-VF1 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2014-VF1 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “New Residential Advance Receivables Trust 2014-VF1 Advance Receivables Backed Notes, Series 2014-VF1 Notes.” The Series 2014-VF1 Notes shall not be subordinated to any other Series of Notes. The Series 2014-VF1 Notes are issued in four (4) Classes of Variable Funding Notes (Class A-VF1, Class B-VF1, Class C-VF1 and Class D-VF1) (the “Series 2014-VF1 Variable Funding Notes”) and in three (3) Classes of Term Notes (Class E-TF1, Class F-TF1 and Class G-TF1)

(the “Series 2014-VF1 Term Notes”), with the Initial Note Balances, Maximum VFN Principal Balances, if applicable, Note Maximum Principal Balances, if applicable, Stated Maturity Dates, Revolving Period, Note Interest Rates, Expected Repayment Dates and other terms as specified in this Indenture Supplement. The Series 2014-VF1 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2014-VF1 Notes and all other Series of Notes issued under the Base Indenture as described therein. In the event that any term or provision contained herein with respect to the Series 2014-VF1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict. The Administrative Agent will provide, upon request, to the Noteholders of the Series 2014-VF1 Term Notes, the Advance Rates, Interest Rates, Stressed Time Percentages, Default Supplemental Fees, ERD Supplemental Fees and other information about the Series 2014-VF1 Variable Funding Notes.

Section 2. Defined Terms.

With respect to the Series 2014-VF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2014-VF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, each of CS, Barclays, Natixis and Morgan Stanley, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, together, CS, Barclays, Natixis and Morgan Stanley, and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto; provided, that while each Administrative Agent is entitled to resign as permitted in the definition of Administrative Agent in the Base Indenture, no Administrative Agent can assign its role as Administrative Agent except to an Affiliate. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Purchaser” has the meaning assigned to such term in the Preamble.

“Advance Rates” means, with respect to the Series 2014-VF1 Notes, on any date of determination with respect to each Receivable included in the Trust Estate, the percentage amount based on the Advance Type of such Receivable, as set forth in the table below, subject to amendment by mutual agreement of each Administrative Agent and the Administrator, and with consultation with each Note Rating Agency; provided, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable:

Series 2014-VF1 Advance Rates (1) (2)

Class A-VF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	81.25%	81.25%
Judicial P&I Advances	77.50%	77.50%
Non-Judicial Escrow Advances	81.00%	80.25%
Judicial Escrow Advances	67.25%	74.00%
Non-Judicial Corporate Advances	78.75%	73.25%
Judicial Corporate Advances	68.00%	65.75%
Non-Judicial Deferred Servicing Fees	81.25%	81.25%
Judicial Deferred Servicing Fees	77.50%	77.50%

Class B-VF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	85.50%	85.50%
Judicial P&I Advances	82.50%	82.50%
Non-Judicial Escrow Advances	85.25%	84.50%
Judicial Escrow Advances	77.75%	80.75%
Non-Judicial Corporate Advances	83.50%	80.25%
Judicial Corporate Advances	77.25%	75.25%
Non-Judicial Deferred Servicing Fees	85.50%	85.50%
Judicial Deferred Servicing Fees	82.50%	82.50%

Class C-VF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	87.75%	87.75%
Judicial P&I Advances	85.25%	85.25%
Non-Judicial Escrow Advances	87.50%	86.75%
Judicial Escrow Advances	83.00%	84.25%
Non-Judicial Corporate Advances	86.00%	83.75%
Judicial Corporate Advances	81.75%	80.25%
Non-Judicial Deferred Servicing Fees	87.75%	87.75%
Judicial Deferred Servicing Fees	85.25%	85.25%

Series 2014-VF1 Advance Rates (1) (2)

Class D-VF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	89.50%	89.50%
Judicial P&I Advances	87.50%	87.50%
Non-Judicial Escrow Advances	89.25%	88.75%
Judicial Escrow Advances	86.50%	87.00%
Non-Judicial Corporate Advances	88.25%	87.00%
Judicial Corporate Advances	85.75%	84.75%
Non-Judicial Deferred Servicing Fees	89.50%	89.50%
Judicial Deferred Servicing Fees	87.50%	87.50%

Class E-TF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	90.50%	90.50%
Judicial P&I Advances	88.75%	88.75%
Non-Judicial Escrow Advances	90.25%	89.75%
Judicial Escrow Advances	88.25%	88.50%
Non-Judicial Corporate Advances	89.50%	88.50%
Judicial Corporate Advances	87.50%	86.75%
Non-Judicial Deferred Servicing Fees	90.50%	90.50%
Judicial Deferred Servicing Fees	88.75%	88.75%

Class F-TF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	91.00%	91.00%
Judicial P&I Advances	89.25%	89.25%
Non-Judicial Escrow Advances	90.75%	90.25%
Judicial Escrow Advances	89.00%	89.00%
Non-Judicial Corporate Advances	90.00%	89.25%
Judicial Corporate Advances	88.50%	88.00%
Non-Judicial Deferred Servicing Fees	91.00%	91.00%
Judicial Deferred Servicing Fees	89.25%	89.25%

Series 2014-VF1 Advance Rates (1) (2)

Class G-TF1
Advance Type / Type of Advance	Non-Loan-Level	Loan-Level
Non-Judicial P&I Advances	92.00%	92.00%
Judicial P&I Advances	92.00%	92.00%
Non-Judicial Escrow Advances	92.00%	92.00%
Judicial Escrow Advances	92.00%	92.00%
Non-Judicial Corporate Advances	92.00%	92.00%
Judicial Corporate Advances	92.00%	92.00%
Non-Judicial Deferred Servicing Fees	92.00%	92.00%
Judicial Deferred Servicing Fees	92.00%	92.00%

(1)	The Advance Rates set forth above shall be applicable solely to Advance Types attributable to Receivables that are not Second-Lien Receivables (in all cases subject to the following footnote (2)). The Advance Rate for any Advance Types attributable to Second-Lien Receivables is 0.00%.
(2)	The Advance Rate for Non-Judicial P&I Advances (Loan-Level), Judicial P&I Advances (Loan-Level), Judicial Deferred Servicing Fees (Non-Loan-Level), Non-Judicial Deferred Servicing Fees (Non-Loan-Level), Judicial Deferred Servicing Fees (Loan-Level) and Non-Judicial Deferred Servicing Fees (Loan-Level) is 0.00% until the Note Rating Agency determines that Advance Rates greater than 0.00% with respect thereto will not have a Ratings Effect, whereupon the Advance Rates for such Non-Judicial P&I Advances (Loan-Level), Judicial P&I Advances (Loan-Level), Judicial Deferred Servicing Fees (Non-Loan-Level), Non-Judicial Deferred Servicing Fees (Non-Loan-Level), Judicial Deferred Servicing Fees (Loan-Level) and Non-Judicial Deferred Servicing Fees (Loan-Level) shall be the lower of the applicable Advance Rates set forth above or the applicable Advance Rates provided by the Note Rating Agency at the time it makes its determination described above regarding no Ratings Effect.

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the Stressed Nonrecoverable Advance Amount of all Mortgage Loans (other than any Mortgage Loans that generate Receivables that are Second-Lien Receivables or any Mortgage Loans that are attributable to Small Threshold Servicing Agreements) serviced pursuant to the related Designated Servicing Agreement on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all Mortgage Loans that are not Delinquent serviced pursuant to the related Designated Servicing Agreement.

“Applicable Rating” means the rating assigned to each Class of the Series 2014-VF1 Notes by S&P, as the Note Rating Agency, upon the issuance of such Class as set forth below:

(i)	Class A-VF1: AAA(sf);

(ii)	Class B-VF1: AA(sf);

(iii)	Class C-VF1: A(sf);

(iv)	Class D-VF1: BBB(sf);

(v)	Class E-TF1: BB(sf);

(vi)	Class F-TF1: B(sf); and

(vii)	Class G-TF1: Unrated.

“Backstopped Advance Receivable” is a Receivable that is the right to reimbursement for any Advance that, pursuant to the terms of the related Servicing Agreement, is reimbursable pursuant to a General Collections Backstop, either immediately or if not recoverable out of collections or proceeds of the related Mortgage Loan.

“Barclays Commercial Paper Rate” means with respect to any Conduit Purchaser for which Barclays acts as Administrative Agent for any Interest Accrual Period (or any portion thereof), the per annum rate equivalent to the weighted average cost (as determined by the related Conduit Administrative Agent, and which shall include commissions of placement agents and dealers not to exceed 0.05% of the face amount of the applicable Commercial Paper Notes, incremental carrying costs incurred with respect to such Commercial Paper Notes maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of such Commercial Paper Notes) of or related to the issuance of Commercial Paper Notes that are allocated, in whole or in part to the funding of other assets of such Conduit Purchaser; provided, however, that if any component of such rate is a discount rate, in calculating the Barclays Commercial Paper Rate for such Interest Accrual Period (or such portion thereof), any Conduit Purchaser (or the related Conduit Administrative Agents on its behalf) shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“Barclays Cost of Funds Rate” means, (i) for any Interest Accrual Period prior to any VFN Principal Balance of the Series 2014-VF1 Principal Balance being held by the Committed Purchaser for which Barclays acts as Administrative Agent, as described in (ii), a rate per annum equal to the applicable Barclays Commercial Paper Rate; or (ii) for any Interest Accrual Period during and after which any VFN Principal Balance of Series 2014-VF1 Notes is held by such Committed Purchaser, One-Month LIBOR, it being understood that the decision of how to fund its Note Balances will be in the good faith discretion of the related Noteholder, and the Indenture Trustee may assume the full Note Balance is funded by issuance of asset-backed commercial paper unless otherwise notified in writing by Barclays, as Administrative Agent.

“Barclays Note Purchase Agreement” means that Note Purchase Agreement, dated as of March 13, 2014, by and among the Issuer, the Depositor, Advance Purchaser, Barclays Bank PLC, as the Administrative Agent, Conduit Administrative Agent, and Committed Purchaser and Sheffield Receivables Corporation, as the Conduit Purchaser, that relates to the purchase of the portion of the Series 2014-VF1 Notes specified therein and set forth on Exhibit A hereto.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Base Rate” means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate on such date and (ii) the Federal Funds Rate on such date plus 0.50%.

“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000 unless otherwise approved by each Administrative Agent in writing in its sole discretion, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or, (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” occurs as to Advance Purchaser, if any of the following occur: (x) New Residential Investment Corp. (or any Affiliate thereof) or funds under management of Fortress Investment Group Inc. or an Affiliate thereof shall cease to beneficially own and control, directly or indirectly through one or more other intermediate entities, more than 20%, on a fully diluted basis, of the economic and voting interest in the equity interests of Advance Purchaser; (y) New Residential Investment Corp., Fortress Investment Group Inc. or an Affiliate thereof shall cease to be the managing member of Advance Purchaser; or (z) Fortress Investment Group Inc. or an Affiliate thereof is no longer the manager of New Residential Investment Corp.

“Class A-VF1 Variable Funding Notes” or “Class A-VF1 Notes” means, the Variable Funding Notes, Class A-VF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance and an individual VFN Principal Balance of no greater than the applicable Note Maximum Principal Balance.

“Class B-VF1 Variable Funding Notes” or “Class B-VF1 Notes” means, the Variable Funding Notes, Class B-VF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance and an individual VFN Principal Balance of no greater than the applicable Note Maximum Principal Balance.

“Class C-VF1 Variable Funding Notes” or “Class C-VF1 Notes” means, the Variable Funding Notes, Class C-VF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance and an individual VFN Principal Balance of no greater than the applicable Note Maximum Principal Balance.

“Class D-VF1 Variable Funding Notes” or “Class D-VF1 Notes” means, the Variable Funding Notes, Class D-VF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance and an individual VFN Principal Balance of no greater than the applicable Note Maximum Principal Balance.

“Class E-TF1 Term Notes” or “Class E-TF1 Notes” means, the Term Notes, Class E-TF1, issued hereunder by the Issuer, having an Initial Note Balance of $8,600,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class F-TF1 Term Notes” or “Class F-TF1 Notes” means, the Term Notes, Class F-TF1 issued hereunder by the Issuer, having an Initial Note Balance of $3,900,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class G-TF1 Term Notes” or “Class G-TF1 Notes” means, the Term Notes, Class G-TF1, issued hereunder by the Issuer, having an Initial Note Balance of $29,000,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Coefficient” means, for each Class of the Series 2014-VF1 Notes, 0.08%.

“Commercial Paper Notes” means with respect to each Conduit Purchaser, the short-term promissory notes issued or to be issued by such Conduit Purchaser in the United States commercial paper market.

“Commercial Paper Rate” means the CS Commercial Paper Rate, the Barclays Commercial Paper Rate or the Natixis Commercial Paper Rate, as applicable.

“Committed Purchaser” means any purchaser of a Class (or portion thereof) of a Series 2014-VF1 Note which is designated as a “Committed Purchaser” on the signature pages to a VF1 Note Purchase Agreement.

“Conduit Administrative Agent” means any Person appointed as a Conduit Administrative Agent in a VF1 Note Purchase Agreement.

“Conduit Purchaser” means (i) any Purchaser which is designated as a “Conduit Purchaser” on the signature pages to a VF1 Note Purchase Agreement and (ii) any Purchaser which is designated as a “Conduit Purchaser” on the signature pages of any assignment agreement pursuant to which it becomes a party to a VF1 Note Purchase Agreement.

“Constant” means, for the Series 2014-VF1 Notes, 1.00%.

“Corporate Trust Office” means the principal corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Closing Date are located at (i) for Note transfer purposes, Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Client Manager, New Residential Advance Receivables Trust, Series 2014-VF1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager, New Residential Advance Receivables Trust, Series 2014-VF1.

“Cost of Funds Rate” means (a) with respect to Note Balances held by the CS Purchaser Group (as defined in the CS Note Purchase Agreement) for which CS is designated as the Administrative Agent, the CS Cost of Funds Rate, (b) with respect to Note Balances held by the Barclays Purchaser Group (as defined in the Barclays Note Purchase Agreement) for which Barclays is designated as the Administrative Agent, the Barclays Cost of Funds Rate, (c) with respect to Note Balances held by the Natixis Purchaser Group (as defined in the Natixis Note Purchase Agreement) for which Natixis is designated as the Administrative Agent, the Natixis Cost of Funds Rate, (d) with respect to Note Balances held by the Morgan Stanley Purchaser Group (as defined in the Morgan Stanley Note Purchase Agreement) for which Morgan Stanley is designated as the Administrative Agent, One-Month LIBOR, (e) with respect to Note Balances held by any other asset-backed commercial conduit “Cost of Funds Rate” specified in the applicable instrument pursuant to which such Person purchases any such Note Balance and consented to in writing by the Administrator, or (f) with respect to Note Balances held by any other Person, One-Month LIBOR.

“CS Commercial Paper Rate” means with respect to each Interest Accrual Period and each Conduit Purchaser for which CS acts as Administrative Agent, the per annum rate equivalent to the weighted average cost related to the issuance of related Commercial Paper Notes for such Interest Accrual Period (such costs as reasonably determined by the related sponsor or administrative agent for such Conduit Purchaser, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to such Commercial Paper Notes, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of such Commercial Paper Notes); provided, that if any component of such per annum rate is a discount rate, in calculating the “CS Commercial Paper Rate”, the related Conduit Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. The related Conduit Administrative Agent shall deliver to the Administrator, the Calculation Agent and the Indenture Trustee the CS Commercial Paper Rate with respect to the Series 2014-VF1 Variable Funding Notes held by such Conduit Purchasers, if applicable, by no later than the Business Day prior to the Determination Date and the determination of the applicable CS Commercial Paper Rate by the related Conduit Administrative Agent shall be binding absent manifest error.

“CS Cost of Funds Rate” means, for any day of any Interest Accrual Period, (a) to the extent a Conduit Purchaser for which CS acts as Administrative Agent has funded its interest in any Series 2014-VF1 Variable Funding Note through the issuance of Commercial Paper Notes, the CS Commercial Paper Rate applicable to such Conduit Purchaser and (b) to the extent a Committed Purchaser for which CS acts Administrative Agent has funded its interest on balance sheet, at the sole and absolute discretion of such Committed Purchaser, either One-Month LIBOR or the cost of funding such interest on balance sheet.

“CS Note Purchase Agreement” means that Note Purchase Agreement, dated as of March 13, 2014, by and among the Issuer, Credit Suisse AG, New York Branch, as the Administrative Agent and Conduit Administrative Agent, Credit Suisse AG, Cayman Islands Branch, as the Committed Purchaser and Alpine Securitization Corp., as the Conduit Purchaser that relates to the purchase of the portion of the Series 2014-VF1 Notes specified therein and set forth of Exhibit A hereto.

“Cumulative Interest Shortfall Amount Rate” means, with respect to each Class of Series 2014-VF1 Notes, 3.00% per annum.

“Default Supplemental Fee” means for each Class of Notes and each Payment Date following an Event of Default and on the date of final payment of such Class (if an Event of Default is continuing on such final payment date), a fee equal to the product of

(i) the Default Supplemental Fee Rate multiplied by

(ii) (a) with respect to the Series 2014-VF1 Variable Funding Notes, the average daily Note Balance since the prior Payment Date of such Class of 2014-VF1 Variable Funding Notes or (b) with respect to the Series 2014-VF1 Term Notes, the Note Balance at the close of business on the prior Payment Date multiplied by

(iii) a fraction (a) with respect to the Series 2014-VF1 Variable Funding Notes, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the occurrence of such Event of Default) and the denominator of which equals 360 or (b) with respect to the Series 2014-VF1 Term Notes, the numerator of which equals 30 (or, if the Event of Default has occurred subsequent to the prior Payment Date, the number of days elapsed from and including the day of the occurrence of the Event of Default) and the denominator of which is 360.

“Default Supplemental Fee Rate” means, with respect to each Class of Series 2014-VF1 Notes, 3.00% per annum.

“Delinquent” means for any Mortgage Loan, any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid and remains unpaid for more than 30 days.

“ERD Supplemental Fee” means, for each Class of the Series 2014-VF1 Notes and each Payment Date from and after the Expected Repayment Date, if the Notes of such Class have not been refinanced on or before the Expected Repayment Date for only such periods as the Notes of such Class are Outstanding and for so long as the Notes of such Class have a Note Balance greater than zero, a fee equal to the product of

(i) the ERD Supplemental Fee Rate multiplied by

(ii) a fraction, (a) with respect to the Series 2014-VF1 Variable Funding Notes, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the occurrence of such Expected Repayment Date) and the denominator of which equals 360 or (b) with respect to the Series 2014-VF1 Term Notes, the numerator of which equals 30 (or, if the Expected Repayment Date has occurred subsequent to the prior Payment Date, the number of days elapsed from and including such Expected Repayment Date) and the denominator of which equals 360, multiplied by

(iii) (a) with respect to the Series 2014-VF1 Variable Funding Notes, the average daily Note Balance since the prior Payment Date of such Class of Series 2014-VF1 Variable Funding Notes or (b) with respect to the Series 2014-VF1 Term Notes, the Note Balance at the close of business on the prior Payment Date.

“ERD Supplemental Fee Rate” means, with respect to each Class of Series 2014-VF1 Notes, 1.00% per annum.

“Eurodollar Disruption Event” means, with respect to any of the Series 2014-VF1 Variable Funding Notes held by the Committed Purchasers and, in the event the Cost of Funds Rate shall be determined pursuant to clause (b) of the definition thereof, the Conduit Purchasers, as applicable, any of the following: (i) a good faith determination by any Noteholder of the Series 2014-VF1 Variable Funding Notes that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) for such Noteholder to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes during any Interest Accrual Period, (ii) a good faith determination by any Noteholder of the Series 2014-VF1 Variable Funding Notes that the interest rates offered on deposits of United States dollars to such Noteholder in the London interbank market does not accurately reflect the cost to such Noteholder of purchasing, funding or maintaining any portion of the Note Balances of such Notes during any Interest Accrual Period, or (iii) the inability of any Noteholder of the Series 2014-VF1 Variable Funding Notes to obtain United States dollars in the London interbank market to fund or maintain any portion of the Note Balances of such Notes for such Interest Accrual Period.

“Expected Repayment Date” means (i) for each Class of the Series 2014-VF1 Variable Funding Notes, March 17, 2015, as such date may be extended from time to time with respect to the Series 2014-VF1 Variable Funding Notes pursuant to Section 7 hereof, and (ii) for each Class of the Series 2014-VF1 Term Notes, March 16, 2015.

“Expense Rate” means, as of any date of determination, with respect to the Series 2014-VF1 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the Series Allocation Percentage for such Series multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the Series Allocation Percentage for such Series multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to any payments to the Noteholders of the Series 2014-VF1 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer with respect to the Series 2014-VF1 Notes on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2014-VF1 Notes at the close of business on such date.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by each Administrative Agent and confirmed in Federal Reserve Board Statistical Release H. 15 (519) or any successor or substitute publication selected by each Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of each Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“Fee Letter” means, collectively, those certain Fee Letter Agreements, each dated the date hereof, among the Administrative Agents, the Administrator and the Issuer.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the applicable Person.

“Increased Costs” has the meaning assigned to such term in Section 9 of this Indenture Supplement.

“Increased Costs Limit” means for each Noteholder of a Series 2014-VF1 Variable Funding Note, such Noteholder’s pro rata percentage (based on the Note Balance of such Noteholder’s Series 2014-VF1 Variable Funding Notes) of 0.10% of the average aggregate Note Balance for all Classes of Series 2014-VF1 Variable Funding Notes Outstanding for any twelve-month period.

“Initial Note Balance” means, for any Class of Notes, the Note Balance of such Class upon issuance, or, in the case of the Series 2014-VF1 Variable Funding Notes, an amount determined by the Administrative Agents, the Issuer and the Administrator on the Issuance Date:

(i)	Class E-TF1: $8,600,000;

(ii)	Class F-TF1: $3,900,000; and

(iii)	Class G-TF1: $29,000,000.

For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2014-VF1 Variable Funding Notes.

“Initial Payment Date” means April 15, 2014.

“Interest Accrual Period” means, for the Series 2014-VF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2014-VF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means (i) with respect to the Series 2014-VF1 Term Notes, 30 days divided by 360 other than with respect to the Initial Payment Date, which is 27 days divided by 360, and (ii) with respect to the Series 2014-VF1 Variable Funding Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Interim Payment Date” means, subject to the notice provisions of Section 4.3 of the Base Indenture, up to six dates each calendar month and any other date otherwise agreed to between the Issuer and 100% of the Noteholders of the Series 2014-VF1 Variable Funding Notes. For the avoidance of doubt, no Interim Payment Dates shall occur during the continuance of a Facility Early Amortization Event.

“Issuance Date” means March 18, 2014.

“LIBOR” has the meaning assigned to such term in Section 8 of this Indenture Supplement.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the rate per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) Business Days before the commencement of such one-month period.

“LIBOR Rate” means with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, (a) the LIBOR Index Rate for a one-month period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the related Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such one-month period by three (3) or more major banks in the interbank eurodollar market selected by such Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the LIBOR Rate is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“Limited Funding Date” means, subject to the notice provisions of the Base Indenture, any Business Day that is not a Payment Date or Interim Payment Date, at a time when no Facility Early Amortization Event shall have occurred and shall be continuing; provided, that no more than five (5) Limited Funding Dates may be designated by the Administrator on behalf of the Issuer in any calendar month without the consent of the Administrator, the Administrative Agent and the Indenture Trustee.

“Liquidity” means, with respect to any Person, as of the last day of any calendar month, the sum of (a) such Person’s Unrestricted Cash and (b) the aggregate amount of unused committed capacity available to such Person (taking into account applicable haircuts) under mortgage loan warehouse and servicer advance facilities for which such Person has unencumbered collateral eligible to be pledged thereunder.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Low Threshold Servicing Agreement” means a Designated Servicing Agreement that is not a Small Threshold Servicing Agreement and (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $1,000,000 but less than $10,000,000, as of the end of the most recently concluded calendar month, or (ii) that relates to at least 15 but fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month.

“Margin” means, for each applicable Class of the Series 2014-VF1 Notes, the per annum rate set forth or determined as described below:

(i)	Class A-VF1: 1.375%;

(ii)	Class B-VF1: 1.900%;

(iii)	Class C-VF1: 2.000%;

(iv)	Class D-VF1: 2.500%;

(v)	Class E-TF1: 3.400%;

(vi)	Class F-TF1: 4.750%; and

(vii)	Class G-TF1: 6.500%.

“Market Value” means, with respect to the Mortgaged Property securing a Mortgage Loan or any REO Property, the market value of such property (determined by the Servicer in its reasonable good faith discretion, which shall be by reference to the most recent value received by the related Subservicer (or by Nationstar as Servicer prior to the related MSR Transfer Date) with respect to such Mortgaged Property or REO Property in accordance with its servicing policies, if available) or the appraised value of the Mortgaged Property obtained in connection with the origination of the related Mortgage Loan, if no updated valuation has been required under the Servicer’s or Subservicer’s, as the case may be, servicing policies; provided, that the Market Value for any Mortgaged Property or REO Property shall be equal to $0 for any

Mortgage Loan that is 60 or more days delinquent and the related valuation (as established by the lesser of either an appraisal, broker’s price opinion, the Servicer’s automated valuation model or any other internal valuation methodology (including but not limited to HPI indexing) utilized by the Servicer, which is consistent with the Servicer’s servicing policies with respect to such Mortgaged Property or REO Property) is more than six (6) months old.

Any valuation for purposes of this definition shall be established by the lesser of either an appraisal, broker’s price opinion, the Subservicer’s (or Nationstar as Servicer prior to the MSR Transfer Date) automated valuation model or any other internal valuation methodology (including but not limited to HPI indexing utilized by the Subservicer or Nationstar as Servicer prior to the MSR Transfer Date), which is consistent with the Servicer’s or Subservicer’s, as the case may be, servicing policies with respect to such Mortgaged Property or REO Property.

“Market Value Ratio” means, as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date over (ii) the aggregate Market Value of the Mortgaged Properties and REO Properties for the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

“Maximum VFN Principal Balance” means, (i) for Class A-VF1, $779,000,000, (ii) for Class B-VF1, $63,100,000, (iii) for Class C-VF1, $32,700,000, or (iv) for Class D-VF1, $25,200,000, or, in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Administrator and each Administrative Agent.

“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement that is not a Small Threshold Servicing Agreement or a Low Threshold Servicing Agreement and (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, as of the end of the most recently concluded calendar month, or (ii) that relates to at least 50 but fewer than 125 Mortgage Loans, as of the end of the most recently concluded calendar month.

“Monthly Payment” means, with respect to any Mortgage Loan, the monthly scheduled principal and interest payments required to be paid by the mortgagor on any due date with respect to such Mortgage Loan.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months (or, with respect to any date of determination in the first three (3) calendar months following the Closing Date, any complete calendar month(s) occurring after the Closing Date and prior to such date of determination), obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts during such calendar month by (ii) the Funded Advance Receivable Balance of all Designated Servicing Agreements as of the close of business on the last day of such calendar month.

“Morgan Stanley Note Purchase Agreement” means that Note Purchase Agreement, dated as of March 13, 2014, by and between the Issuer and Morgan Stanley Bank, N.A., as the Administrative Agent and the Committed Purchaser, that relates to the purchase of the portion of the Series 2014-VF1 Notes specified therein and set forth on Exhibit A hereto.

“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property or REO Property, the ratio (expressed as a percentage) of (x) (i) with respect to Section 5(vii)(a), the aggregate Receivable Balances of all Loan-Level Receivables and Specified Receivables outstanding with respect to such Mortgage Loan or REO Property on such date, or (ii) with respect to Section 5(vii)(b), the aggregate Receivable Balances of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Market Value of such Mortgaged Property or REO Property on such date.

“Natixis Commercial Paper Rate” means with respect to each Interest Accrual Period and each Conduit Purchaser for which Natixis acts as Administrative Agent, the per annum rate equivalent to the weighted average cost related to the issuance of related Commercial Paper Notes for such Interest Accrual Period (such costs as reasonably determined by the related sponsor or administrative agent for such Conduit Purchaser, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper Notes, other borrowings by such Conduit Purchaser and any other costs associated with the issuance of such Commercial Paper Notes); provided, that if any component of such per annum rate is a discount rate, in calculating the “Natixis Commercial Paper Rate”, the related Conduit Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. The related Conduit Administrative Agent shall deliver to the Administrator, the Calculation Agent and the Indenture Trustee the Commercial Paper Rate with respect to the Series 2014-VF1 Variable Funding Notes held by such Conduit Purchaser, if applicable, by no later than the Business Day prior to the Determination Date and the determination of the applicable Natixis Commercial Paper Rate by the Conduit Administrative Agent shall be binding absent manifest error.

“Natixis Cost of Funds Rate” means, for any day of any Interest Accrual Period, (a) to the extent a Conduit Purchaser for which Natixis acts as Administrative Agent has funded its interest in any Series 2014-VF1 Variable Funding Note through the direct or indirect issuance of Commercial Paper Notes, the Natixis Commercial Paper Rate applicable to such Conduit Purchaser and (b) in all other cases, the sum of One-Month LIBOR plus 1.00%.

“Natixis Note Purchase Agreement” means that Note Purchase Agreement, dated as of March 13, 2014, by and among the Issuer, Natixis, New York Branch, as the Administrative Agent and Conduit Administrative Agent, and Versailles Assets LLC, as the Conduit Purchaser and Committed Purchaser, that relates to the purchase of the portion of the Series 2014-VF1 Notes specified therein and set forth on Exhibit A hereto.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Worth” means, with respect to any Person, such Person’s assets minus such Person’s liabilities, each determined in accordance with GAAP.

“Note Interest Rate” means, with respect to any Interest Accrual Period for each Class of Notes, the per annum rates described below:

(i) Class A-VF1: the sum of (A) the Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

(ii) Class B-VF1: the sum of (A) the Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

(iii) Class C-VF1: the sum of (A) the Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

(iv) Class D-VF1: the sum of (A) the Cost of Funds Rate for such Interest Accrual Period plus (B) the applicable Margin;

(v) Class E-TF1: the applicable Margin;

(vi) Class F-TF1: the applicable Margin; and

(vii) Class G-TF1: the applicable Margin;

provided, that if for any Interest Accrual Period in the case of any of the Series 2014-VF1 Variable Funding Notes, a Eurodollar Disruption Event shall have occurred and the applicable Cost of Funds Rate is determined by reference to One-Month LIBOR, the Note Interest Rate shall be the Base Rate plus the applicable Margin.

“Note Maximum Principal Balance” means, with respect to the Class A-VF1, Class B-VF1, Class C-VF1 and Class D-VF1 Notes, the amount set forth on Exhibit A or, in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and each Administrative Agent; provided that the aggregate of the Note Maximum Principal Balances for each Class shall not exceed the Maximum VFN Principal Balance for such Class.

“Note Rating Agency” means, for the Series 2014-VF1 Notes, S&P.

“One-Month LIBOR” has the meaning assigned such term in Section 8 of this Indenture Supplement.

“Optional Extension Date” means each of March 1, June 1, September 1 and December 1 of each calendar year (or, if any such day is not a Business Day, the next succeeding Business Day), beginning on June 1, 2014.

“OTP Provision” means, in respect of any Designated Servicing Agreement, any provision permitting an optional early termination of the transactions contemplated thereunder or “clean-up call” thereunder.

“Prime Rate” means the rate announced by each Administrative Agent from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by each Administrative Agent in connection with extensions of credit to debtors.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Redeemable Notes” has the meaning assigned to such term in Section 7 of this Indenture Supplement

“Redemption Percentage” means, for the Series 2014-VF1 Notes, 10%.

“Reference Banks” has the meaning assigned to such term in Section 8(b) of this Indenture Supplement.

“Regulatory Change” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Noteholder (or, for purposes of Section 9(a)(3), by any lending office of such Noteholder or by such Noteholder’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

“Reserve Interest Rate” has the meaning assigned to such term in Section 8 of this Indenture Supplement.

“Retained Notes” means each of the Class E-TF1 Term Notes, the Class F-TF1 Term Notes and the Class G-TF1 Term Notes, that, on and since the Issuance Date, are entirely beneficially owned by the sole beneficial owner of the Trust Certificate for U.S. Federal income tax purposes.

“Series 2014-VF1 Note Balance” means the aggregate Note Balance of the Series 2014-VF1 Notes.

“Series Fees” means, for the Series 2014-VF1 Notes and any Payment Date or Interim Payment Date, none.

“Series Required Noteholders” means, for only so long as the Series 2014-VF1 Variable Funding Notes are Outstanding, 100% of the Noteholders of the Series 2014-VF1 Variable Funding Notes, and thereafter clause (a) of the definition of “Series Required Noteholders” in the Base Indenture shall apply.

“Series Reserve Required Amount” means with respect to any Funding Date, an amount equal to four months’ interest calculated at the applicable Note Interest Rate on the Note Balance of each Class of Series 2014-VF1 Notes (in each case, calculated using a 30/360 basis) as of such Funding Date.

“Small Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance of less than $1,000,000, as of the end of the most recently concluded month, or (ii) that relates to fewer than 15 Mortgage Loans, as of the end of the most recently concluded calendar month.

“Specified Call Premium Amount” means, as of any date of determination in respect of any Class of Redeemable Notes, the greater of (i) $0 and (ii):

(a) the quotient of :

(1) the product of:

(x) the Note Interest Rate for such Class

multiplied by

(y) the outstanding Note Balance of such Class

divided by

(2) 360

multiplied by

(b) the positive excess, if any, of 180 over the number of days from and including the date such Class was issued through and including the date on which such Class is redeemed.

“Specified Receivable” means, at any time, any Receivables in respect of which:

(i) the provisions of the related Designated Servicing Agreement do not expressly require such Receivable to be paid or reimbursed in full in connection with the exercise of any OTP Provision;

(ii) the Servicer is not the sole holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision and the Servicer has not received a written agreement in a form acceptable to the Administrative Agent from each other holder (including any assignee of the Servicer) of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision that such holder or holders will not initiate such optional termination or clean-up call unless all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement are reimbursed or paid, as applicable, in the connection with such optional termination or clean-up call;

(iii) consent of the Servicer is not required for any party to initiate optional termination or clean-up call contemplated by the related OTP Provision; and

(iv) the clean-up call or optional termination contemplated by such OTP Provision under the related Designated Servicing Agreement may be exercised at such time.

Receivables meeting the criteria described in clause (i) above but in respect of which either (a) the Servicer is the sole holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision, (b) consent of the Servicer is required for any other party to initiate the optional termination or clean-up call contemplated by the related OTP Provision or (c) each other holder of the right to initiate optional termination or clean-up call contemplated by the related OTP Provision has agreed in writing in a form acceptable to the Administrative Agent not to initiate such optional termination or clean-up call unless all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement are reimbursed or paid, as applicable, are set forth on Schedule 3 to the Base Indenture (as such Schedule 3 may be updated from time to time in accordance with the Base Indenture).

Receivables meeting the criteria described in clauses (i), (ii) and (iii) above are set forth on Schedule 4 to the Base Indenture (as such Schedule 4 may be updated from time to time in accordance with the Base Indenture).

“Stated Maturity Date” means, (i) for each Class of the Series 2014-VF1 Variable Funding Notes, thirty (30) years following the end of the related Revolving Period, (ii) for the Series 2014-VF1 Class E-TF1 Term Notes, March 15, 2045, (iii) for the Series 2014-VF1 Class F-TF1 Term Notes, March 15, 2045 and (iv) for the Series 2014-VF1 Class G-TF1 Term Notes, March 15, 2045.

“Stressed Interest Rate” means, for any Class of Series 2014-VF1 Variable Funding Notes, as of any date, the sum of (i) the sum of (x) the per annum index on the basis of which such Class’s interest rate is determined for the current Interest Accrual Period, and (y) such Class’s Constant and (z) the product of (I) such Class’s Coefficient and (II) Stressed Time, plus (ii) the weighted average per annum Margin of all Outstanding Classes of Series 2014-VF1 Variable Funding Notes that is added to the index to determine the interest rates for such Class.

“Stressed Nonrecoverable Advance Amount” means, as of any date of determination, the sum of:

(i) for any Mortgage Loan that is current as of such date, the greater of (A) zero and (B) the excess of (1) the Total Backstopped Receivables related to such Mortgage Loan on such date over (2) the greater of (a) zero and (b) (i) the product of 50% and the Market Value for the related Mortgaged Property minus (ii) the amount of any Loan-Level Receivables outstanding with respect to such Mortgaged Property; and

(ii) for any Mortgage Loan that is delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (1) the Total Backstopped Receivables related to such Mortgage Loan on such date over (2) the greater of (a) zero and (b) (i) the product of 50% and the Market Value for the related Mortgaged Property minus (ii) the amount of any Loan-Level Receivables outstanding with respect to such Mortgaged Property; and

(iii) for any Mortgage Loan that relates to a property in foreclosure, the greater of (A) zero and (B) the excess of (1) the Total Backstopped Receivables related to such Mortgage Loan on such date over (2) the greater of (a) zero and (b) (i) the product of 50% and the Market Value for the related Mortgaged Property minus (ii) the amount of any Loan-Level Receivables outstanding with respect to such Mortgaged Property; and

(iv) for any REO Property, the greater of (A) zero and (B) the excess of (1) the Total Backstopped Receivables related to such Mortgage Loan on such date over (2) the greater of (a) zero and (b) (i) the product of 50% and the Market Value for such REO Property minus (ii) the amount of any Loan-Level Receivables outstanding with respect to such REO Property.

For the avoidance of doubt, this definition of “Stressed Nonrecoverable Advance Amount” shall not be applicable to any Mortgage Loan or REO Property attributable to Small Threshold Servicing Agreements or any Mortgage Loans that generate Receivables that are Second-Lien Receivables and shall not apply to the determination of eligibility for any Loan-Level Receivables.

“Stressed Time” means, as of any date of determination for any Class of Series 2014-VF1 Notes, the percentage equivalent of a fraction, (i) the numerator of which is one (1), and (ii) the denominator of which equals the related Stressed Time Percentage for such Class multiplied by the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means for each Class, as set forth below:

(i)	Class A-VF1: 44.00%;

(ii)	Class B-VF1: 53.25%;

(iii)	Class C-VF1: 60.75%;

(iv)	Class D-VF1: 69.00%;

(v)	Class E-TF1: 86.75%;

(vi)	Class F-TF1: 89.75%; and

(vii)	Class G-TF1: 121.50%.

“Support Advances” shall mean any loans or advances, or any participation or other interest, funded or held by a Support Party pursuant to a Support Facility (but excluding any such loans or advances made to fund the applicable Conduit Purchaser’s obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its interest in a Purchased Note).

“Tangible Net Worth” means, with respect to any Person at any date of determination, (i) the Net Worth of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights and retained residual securities) and any and all advances to, investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) or any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.

“Target Amortization Amount” means:

(i) for each Class of the Series 2014-VF1 Variable Funding Notes:

(A) if a Target Amortization Event occurs that is described in the definition thereof in clauses (I)(B)(i), (I)(B)(ii), (I)(B)(xi)(b) (if notwithstanding the fact that the obligation to pay has not yet matured, the payment of such judgment would not, in the discretion of the Administrative Agents, likely cause a Target Amortization Event described in clause (vi) of the definition thereof) or (I)(B)(xv) (if such Target Amortization Event is as a result of a Target Amortization Event that is the same as the Target Amortization Event described in clause (I)(B)(i), (I)(B)(ii) or (I)(B)(xi)(b) (if notwithstanding the fact that the obligation to pay has not yet matured, the payment of such judgment would not, in the discretion of the Administrative Agents, likely cause a Target Amortization Event described in clause (vi) of the definition thereof) and if the definition of “Target Amortization Amounts” under such Series of Variable Funding Notes provides that such Target Amortization Amount for such Target Amortization Event is one-twelfth (1/12) of the Note Balance of such Class at the close of business on the last day of its Revolving Period), one-twelfth (1/12) of the Note Balance of such Class at the close of business on the last day of its Revolving Period;

(B) if a Target Amortization Event described in clause (I)(B)(xii) or (I)(B)(xv) (if such Target Amortization Event is as a result of a Target Amortization Event that is the same as the Target Amortization Event described in clause (I)(B)(xii) of the definition thereof and if the definition of “Target Amortization Amounts” under such Series of Variable Funding Notes provides that such Target Amortization Amount for such Target Amortization Event is one-third (1/3) of the Note Balance of such Class at the close of business on the last day of its Revolving Period) in the definition thereof occurs, one-third (1/3) of the Note Balance of such Class at the close of business on the last day of its Revolving Period; and

(C) if any other Target Amortization Event described in the definition thereof occurs (including (I)(B)(xi)(b) or (I)(B)(xv), except as covered above), 100% of the Note Balance of such Class at the close of business on the last day of its Revolving Period;

provided, however, regardless of whether another Target Amortization Event has previously occurred, if the Target Amortization Event described in clause (A) of the definition thereof occurs, the Target Amortization Amount shall equal the remaining Note Balance outstanding upon the occurrence of the Expected Repayment Date, payable on the next succeeding Payment Date;

(ii) for each Class of the Series 2014-VF1 Term Notes (other than the Class G-TF1 Notes), one-twelfth (1/12) of the Note Balance of such Class at the close of business on the last day of its Revolving Period; and

(iii) for the Class G-TF1 Notes, (A) on any Payment Date while the Class E-TF1 Notes or Class F-TF1 Notes are outstanding (before giving effect to any payments of principal to such Note on such Payment Date), $0 and (B) on any other Payment Date, one-twelfth (1/12) of the Note Balance of such Class at the close of business on the last day of its Revolving Period.

“Target Amortization Event” means:

(I) For each Class of the Series 2014-VF1 Variable Funding Notes, means the earlier of (A) the related Expected Repayment Date for such Class or (B) the occurrence of any of the following conditions or events, which is not waived by the Series Required Noteholders of the Series 2014-VF1 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates (or no preceding Payment Dates in the case of the determination on the first Payment Date, or the one preceding Payment Date, in the case of the determination on the second Payment Date) is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of all Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events with respect to Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade;

(iii) the Monthly Reimbursement Rate is less than 3.00% as of any date of determination;

(iv) [reserved];

(v) [reserved];

(vi) for so long as Nationstar is the Servicer or the Subservicer, as of the close of business on the last Business Day of January 2014 and of each calendar month thereafter, Nationstar’s Liquidity is less than $80,000,000;

(vii) the occurrence of a Change of Control;

(viii) any failure by the Administrator or any Sub-Administrator acting on the Administrator’s behalf to deliver any Determination Date Report pursuant to Section 3.2 of the Base Indenture which continues unremedied for a period of five (5) Business Days after a Responsible Officer of the Administrator or any Sub-Administrator acting on the Administrator’s behalf shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;

(ix) the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator shall breach or default in the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document in any material respect (subject to any cure period provided therein), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Sections 4(b) or 5(b) of the Receivables Sale Agreement or any payment default described in Section 8.1 of the Base Indenture, and any such default shall continue for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator; provided, that a breach of Sections 7(a) or 8(a) of the Receivables Sale Agreement, or Section 7(b) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer, the Subservicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event;

(x) if any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document in any material respect (other than under Sections 4(b) or 5(b) of the Receivables Sale Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made, and continues uncured and unremedied for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable;

(xi) (a) a final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Depositor or the Issuer by one or more courts, administrative tribunals or other bodies having jurisdiction over them, or (b) a final judgment or judgments for the payment of money in excess of $35,000,000 in the aggregate shall be rendered against Advance Purchaser by one or more courts, administrative tribunals or other bodies having jurisdiction over them that, in the sole determination of the Administrative Agents, shall have a material adverse effect on Advance Purchaser’s business or operations, and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Advance Purchaser shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(xii) any person shall be appointed as Independent Manager of the Depositor without prior notice having been given to and without the written acknowledgement by each Administrative Agent that such person conforms, to the satisfaction of each Administrative Agent in its reasonable discretion, to the criteria set forth herein in the definition of “Independent Manager”;

(xiii) Advance Purchaser shall fail to make any payment (whether of principal or interest or otherwise) in respect of any other indebtedness with an amount in excess of $15,000,000, when and as the same shall become due and payable (including the passage of any applicable grace period);

(xiv) any event or condition occurs and, while continuing, results in any indebtedness of Advance Purchaser with an amount in excess of $15,000,000 becoming due prior to its scheduled maturity or that enables or permits (including the passage of any applicable grace period) the holder or holders of any such indebtedness or any trustee or agent on its or their behalf to cause any such indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(xv) any Series or Class of Variable Funding Notes other than the Series 2014-VF1 Notes enters into a Target Amortization Period;

(xvi) Advance Purchaser shall have Tangible Net Worth less than the greater of (a) 3% of the aggregate Receivables Balances of all servicer advance receivables and deferred servicing fee receivables held by Advance Purchaser or a Subsidiary of Advance Purchaser as of the last day of any fiscal quarter of Advance Purchaser or (b) $75,000,000; or

(xvii) Advance Purchaser shall fail to have Liquidity of at least $25,000,000 as of the last day of any calendar month.

Notwithstanding the foregoing, for purposes of the events described in clauses (vi), (ix), (xi), (xiii), (xiv), (xvi) and (xvii) above (each, a “Specified Event”), no Specified Event (other than clause (xiv)) shall constitute a Target Amortization Event for purposes hereof unless and until the earlier to occur of (a) an Administrative Agent has delivered a written notice to the Issuer and Administrator to the effect that because of the occurrence of such Specified Event, a Target Amortization Event has occurred and the related Target Amortization Amount is due and payable on the next Payment Date, or (b) three (3) Business Days have elapsed since the occurrence of the Specified Event without waiver from each Administrative Agent. With respect to clause (xiv) above, a Target Amortization Event shall not occur unless and until the earlier to occur of (a) an Administrative Agent has delivered a written notice to the Issuer and Administrator to the effect that because of such event or condition, a Target Amortization Event has occurred and the related Target Amortization Amount is due and payable on the next Payment Date, or (b) such indebtedness actually becomes due and payable. The Administrator covenants to give written notice of any such Specified Event promptly following its knowledge thereof. The Issuer and the Administrator agree that while any Specified Event remains uncured or unwaived (a) they will not request, and acknowledge that there will not be, any additional fundings under the Series 2014-VF1 Notes and no payments of any amounts to fund new Receivables, (b) no payments or distributions shall be made to, or at the direction of, the Depositor as holder of the Owner Trust Certificate, and (c) all cash received during such period shall be retained in the related Trust Account except to the extent that a Payment Date occurs during such period in which case Fees, Interest Payment Amounts, Series Fees, Target Amortization Amounts or other amounts due and payable on any Class or Series of Notes on such Payment Date may be paid on such Payment Date.

(II) For any Class of the Series 2014-VF1 Term Notes other than any Retained Notes, means the earlier of (A) the related Expected Repayment Date for such Class or (B) the occurrence of any of the following conditions or events, which is not waived by the Series Required Noteholders of the Series 2014-VF1 Notes:

(i) on any Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates (or no preceding Payment Dates in the case of the determination on the first Payment Date, or the one preceding Payment Date, in the case of the determination on the second Payment Date) is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of all Outstanding Notes during the related Monthly Advance Collection Period;

(ii) the occurrence of one or more Servicer Termination Events with respect to Designated Servicing Agreements representing 15% or more (by Mortgage Loan balance as of the date of termination) of all the Designated Servicing Agreements, but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade;

(iii) the Monthly Reimbursement Rate is less than 3.00% as of any date of determination;

(iv) any failure by the Administrator or any Sub-Administrator acting on the Administrator’s behalf to deliver any Determination Date Report pursuant to Section 3.2 of the Base Indenture which continues unremedied for a period of thirty (30) days after a Responsible Officer of the Administrator or any Sub-Administrator acting on the Administrator’s behalf shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;

(v) the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator shall breach or default in the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document (subject to any cure period provided therein and such default has a material adverse effect on any Noteholders of any Series 2014-VF1 Notes and which material adverse effect is continuing), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Sections 4(b) or 5(b) of the Receivables Sale Agreement or any payment default described in Section 8.1 of the Base Indenture, and any such default shall continue for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator; provided, that a breach of Sections 7(a) or 8(a) of the Receivables Sale Agreement, or Section 7(b) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer, the Subservicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event; or

(vi) if any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document (other than under Sections 4(b) or 5(b) of the Receivables Sale Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made which has a material adverse effect on the right of the Noteholders of the Series 2014-VF1 Notes and which material adverse effect is continuing, and continues uncured and unremedied for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable.

“Tax Issuance” means any sale, exchange or other disposition for which the U.S. federal income characterization of a Note can be established initially or must be re-examined (whether or not such re-examination requires a change in the characterization of such Note).

“TF1 Note Purchase Agreement” means that certain Note Purchase Agreement, dated on or about March 13, 2014, by and among the Issuer, the Administrator, Barclays Capital Inc., as Initial Purchaser, Credit Suisse Securities (USA) LLC, as Initial Purchaser, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, Morgan Stanley & Co. LLC, as Initial Purchaser, Natixis Securities Americas LLC, as Initial Purchaser, RBS Securities Inc., as Initial Purchaser and Wells Fargo Securities, LLC, as Initial Purchaser.

“Total Backstopped Receivables” means, with respect to any Mortgage Loan or REO Property on any date of determination, the sum of (i) the aggregate Receivable Balances of all outstanding Backstopped Advance Receivables that are Facility Eligible Receivables funded by the Servicer out of its own funds or other funds (including Backstopped Advance Receivables related to Advances funded using Amounts Held for Future Distribution under the related Designated Servicing Agreement) with respect to any Mortgage Loan or REO Property, plus (ii) all outstanding Deferred Servicing Fee Receivables with respect to such Mortgage Loan or REO Property on such date but not including any Loan-Level Deferred Servicing Fee Receivables.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement, the VF1 Note Purchase Agreements and the TF1 Note Purchase Agreement, each as amended, supplemented, restated or otherwise modified from time to time.

“Trigger Advance Rate” means,

(i) for any Class of the Series 2014-VF1 Term Notes, as of any date, the rate equal to the greater of (x) zero and (y) (1) 100% minus (2) the product of (a) one-twelfth (1/12) of the weighted average interest rates for all Classes of the Series 2014-VF1 Notes as of such date, plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date, or

(ii) for any Class of the Series 2014-VF1 Variable Funding Notes, as of any date, the rate equal to the greater of (x) zero and (y) (1) 100% minus (2) the product of (a) one-twelfth (1/12) of the Stressed Interest Rate for such Class, plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

“U.S. Tax Person” means a “United States person” within the meaning of Code Section 7701(a)(30).

“Undrawn Fee Rate” means, with respect to each Class of the Series 2014-VF1 Variable Funding Notes held by a Committed Purchaser and for each Interest Accrual Period, 0.50% per annum. For the avoidance of doubt, only the Committed Purchasers shall be paid Undrawn Fee Amounts as set forth in the Base Indenture.

“Unrestricted Cash” means, with respect to any Person, as of any date of determination, the sum of (i) such Person’s cash, (ii) such Person’s Cash Equivalents that are not, in either case, subject to an Adverse Claim in favor of any Person or that are not required to be reserved by such Person in a restricted escrow arrangement or other similarly restricted arrangement pursuant to a contractual agreement or requirement of law.

“VF1 Note Purchase Agreement” means each of the CS Note Purchase Agreement, the, Barclays Note Purchase Agreement, the Natixis Note Purchase Agreement and the Morgan Stanley Note Purchase Agreement.

There are no “Other Advance Rate Reduction Events” or “Other Advance Rate Reduction Event Cure Periods” in respect of the Series 2014-VF1 Notes.

Section 3. Forms of Series 2014-VF1 Notes.

The form of the Rule 144A Definitive Note and of the Regulation S Definitive Notes that may be used to evidence the Series 2014-VF1 Variable Funding Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibits A-2 and A-4, respectively.

In addition to any provisions set forth in Section 6.5 of the Base Indenture, with respect to the Series 2014-VF1 Notes, the Noteholder of any Class of such Notes shall only transfer its beneficial interest therein to another potential investor in accordance with the applicable Note Purchase Agreement. The Indenture Trustee (in all of its capacities) shall not be responsible to monitor, and shall not have any liability, for any such transfers of beneficial interests of participation interests.

Notwithstanding anything to the contrary herein, no transfer of a beneficial interest in a Retained Note that results in a Tax Issuance of the Retained Note shall be effective, and any such attempted transfer shall be void ab initio, unless, prior to and as a condition of such transfer:

(i) the transferor delivers to the Indenture Trustee an Opinion of Counsel to the effect that for United States federal income tax purposes, (A) such transfer, will not result in the Issuer or the Trust Estate being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, (B) after such transfer, (I) any Notes outstanding prior to such transfer (other than Specified Notes) will be debt, (II) any Class 1 Specified Notes outstanding prior to such transfer should be debt, and (C) if requested by an Administrative Agent, the transfer will not cause any Notes outstanding prior to such transfer to be sold or exchanged within the meaning of Section 1001 of the Code. If the transferor so requests, such Opinion of Counsel may address the post Tax Issuance classification of any Retained Notes (as debt or otherwise);

(ii) unless the Opinion of Counsel delivered by the transferor to the Indenture Trustee concludes that for United States federal income tax purposes a Retained Note will be debt, such Retained Note shall be designated as a Specified Note. In the case of a Retained Note so designated as a Specified Note, unless both (A) the Opinion of Counsel delivered by the transferor to the Indenture Trustee concludes that for United States federal income tax purposes the Retained Note should be debt and (B) the yield on the Retained Note (at the time of Tax Issuance) is no greater than the sum of (I) 6.00% plus (II) the current short-term Applicable Federal Rate, such Retained Note shall be designated as a Class 2 Specified Note; and

(iii) if a Retained Note is so designated as a class of Specified Note, each transferee of a beneficial interest in such Note shall be required to make and shall be deemed, by acceptance of such beneficial interest, to have made the representations in Section 6.5(m) or (n) of the Base Indenture, as applicable, substantially in the form of Exhibit E or Exhibit F of the Base Indenture, as applicable.

The minimum denominations for each class of Retained Notes will be set at the time of the first Tax Issuance of such Class in accordance with Section 6.2(b) of the Base Indenture.

After a Tax Issuance of a Retained Note it will no longer be considered to be a Retained Note for purposes of this Indenture Supplement.

The form of the Rule 144A Global Note and of the Regulation S Global Note that may be used to evidence the Class E-TF1 Term Notes in the circumstances described in Section 5.4(c) of the Base Indenture are attached to the Base Indenture as Exhibits A-1 and A-3, respectively. For the avoidance of doubt, and subject to the terms and provisions of Section 5.4 of the Base Indenture, the Class E-TF1 Term Notes are to be issued as Book-Entry Notes. The form of the Rule 144A Definitive Note that may be used to evidence the Class F-TF1 Term Notes or the Class G-TF1 Term Notes in the circumstances described in Section 5.4(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2. The Class F-TF1 Term Notes and the Class G-TF1 Term Notes are to be issued as Definitive Notes and are required to remain in physical form and are not exchangeable for Book-Entry Notes, notwithstanding anything to the contrary in the Base Indenture.

Any Noteholder of the Series 2014-VF1 Term Notes may only resell, pledge or transfer its beneficial interest in the Series 2014-VF1 Term Notes to a Person (i) that is, in the case of the Class F-TF1 Notes and the Class G-TF1 Notes, a U.S. Tax Person and that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) and that it is also either (A) a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A or (B) an “accredited investor” as defined in paragraphs (1), (2), (3) or (7) of Rule 501 under the Securities Act, (ii) in the case of the Class E-TF1 Term Notes, that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) that it is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A or (iii) except in the case of the Class F-TF1 Term Notes and the Class G-TF1 Term Notes (which may not be transferred to Persons that are not U.S. Tax Persons), that is not a U.S. Person (as defined in Regulation S) outside the United States in an “offshore transaction” in reliance on the safe harbor provided by Regulation S that is also a Qualified Institutional Buyer.

The Class E-TF1 Term Notes will be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof. The Class F-TF1 Term Notes and the Class G-TF1 Term Notes will be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof. In addition, the Class E-TF1 Term Notes, the Class F-TF1 Term Notes and the Class G-TF1 Term Notes may not be transferred unless the proposed transferee of a beneficial interest makes certain representations in which such beneficial owner agrees to avoid certain actions that could result in an alternate characterization of the Issuer as provided in Section 6.5(m) and (n) of the Base Indenture, as applicable. Each transferee of a beneficial interest in the Class E-TF1 Term Notes, the Class F-TF1 Term Notes and the Class G-TF1 Term Notes shall be deemed, by acceptance of such beneficial interest, to have made the representations provided in Section 6.5(m) or (n) of the Base Indenture, as applicable. The Class E-TF1 Term Note is a Class 1 Specified Note for purposes of the Base Indenture, and each transferee of a beneficial interest in a Class E-TF1 Term Note must provide the Indenture Trustee and Note Registrar with representations substantially in the form of Exhibit E of the Base Indenture or such attempted transfer shall be void ab initio. Each Class F-TF1 Term Note and the Class G-TF1 Term Note is a Class 2 Specified Note for purposes of the Base Indenture, and each transferee of a beneficial interest in a Class F-TF1 Term Note or a Class G-TF1 Term Note must provide the Indenture Trustee and Note Registrar with representations substantially in the form of Exhibit F of the Base Indenture or such attempted transfer shall be void ab initio.

Section 4. Series Reserve Account.

In accordance with the terms and provisions of this Section 4 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a Series Reserve Account with respect to the Series 2014-VF1 Notes (the “Series 2014-VF1 Reserve Account”), which shall be an Eligible Account, for the benefit of the Series 2014-VF1 Noteholders.

If the portion of the Available Funds (including the amounts on deposit in the Interest Accumulation Account or the Note Payment Account) allocable to the Series 2014-VF1 Notes or the Series Available Funds in respect of the Series 2014-VF1 Notes, as applicable, on any Payment Date is not sufficient to pay the full Interest Amount and any Cumulative Interest Shortfall Amount attributable to the Interest Amount for the Series 2014-VF1 Notes (other than, at any time during the Full Amortization Period when any of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes, the Class D-VF1 Variable Funding Notes, the Class E-TF1 Term Notes or the Class F-TF1 Term Notes are outstanding, any Interest Amount and any Cumulative Interest Shortfall Amount attributable to the Class G-TF1 Term Notes), amounts then on deposit in the Series 2014-VF1 Series Reserve Account will be withdrawn and applied to pay the shortfall.

Section 5. Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2014-VF1 Notes, the Collateral Value shall be zero for any Receivable that:

(i) is attributable to any Designated Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100.0%; provided, that this clause (i) shall not apply to any Receivable that is (a) attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement or (b) a Loan-Level Receivable;

(ii) is attributable to any Designated Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 25.0%;

(iii) is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements to exceed 2.5% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(iv) is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement or a Low Threshold Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements to exceed 7.5% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(v) is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement, a Low Threshold Servicing Agreement, or a Middle Threshold Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements to exceed 15.0% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(vi) is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15.0% of the aggregate of the Receivable Balances of the Aggregate Receivables;

(vii) (a) if it is a Loan-Level Receivable or a Specified Receivable, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0% or (b) if it is a Receivable related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%;

(viii) is a Second-Lien Receivable;

(ix) has a zero Advance Rate;

(x) is a Loan-Level Receivable, to the extent that the related Receivable Balance of such Loan-Level Receivable, when added to the aggregate Receivable Balances of Loan-Level Receivables already outstanding with respect to all Mortgage Loans or REO Properties, causes the aggregate Receivable Balances of Loan-Level Receivables outstanding with respect to all Mortgage Loans or REO Properties to exceed 20.0% of the aggregate Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(xi) is a Facility Eligible Receivable that is (a) attributable to a Small Threshold Servicing Agreement or (b) a Loan-Level Receivable, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and all Loan-Level Receivables that are Facility Eligible Receivables, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and all Loan-Level Receivables that are Facility Eligible Receivables to exceed 22.5% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(xii) is attributable to a Designated Servicing Agreement that does not provide that all Advances as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time; and if it is a Whole Loan Servicing Agreement, does not provide that all Advances with respect to any Mortgage Loan must be reimbursed in full at the time the servicing of such Mortgage Loan is transferred out of such Whole Loan Servicing Agreement;

(xiii) is attributable to a Designated Servicing Agreement that does not include an express provision for the assignment by the Servicer of its rights to be reimbursed for Advances; and, if such Receivable is a Deferred Servicing Fee Receivable, the related Designated Servicing Agreement prohibits the sale and/or contribution to the Issuer of, specifically, the rights to payment for the Deferred Servicing Fees with respect to the related Mortgage Pool (as determined in the sole and absolute discretion of the Administrative Agent);

(xiv) is a Facility Eligible Receivable that is a Specified Receivable, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding that are Specified Receivables, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding that are Specified Receivables to exceed 5.0% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(xv) is a Facility Eligible Receivable that is a Specified Receivable for which (I) (a) the Servicer has received a notice that the holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision is exercising such right, (b) more than ten (10) Business Days have occurred since the Servicer’s receipt of such notice or a Funding Date has occurred since the Servicer’s receipt of such notice and (c) such notice does not expressly provide that all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement will be paid or reimbursed in full upon the exercise of such optional termination or clean-up call or (II) the related optional termination or clean-up call has been exercised and such Specified Receivable has not been paid or reimbursed; or

(xvi) relates to an Advance that has not been reimbursed in full or a Deferred Servicing Fee that has not been paid in full within forty-five (45) days following the date of a permanent modification of the related Mortgage Loan that becomes effective subsequent to the creation of such Receivable (for purposes of this clause, a modification becomes “permanent” following any trial period or satisfaction of conditions precedent or subsequent).

For purposes of each of the foregoing, (i) if any Facility Eligible Receivable has a Collateral Value equal to zero pursuant to any Collateral Value exclusion test, the portion of the Receivable Balance thereof with a Collateral Value of zero shall be disregarded for all other purposes of this Section 5, in each case as determined by the Administrator in a manner that maximizes the Collateral Value and (ii) if any Facility Eligible Receivable has an Advance Rate of zero, such Facility Eligible Receivable shall be disregarded for all other purposes of this Section 5.

Section 6. Payments; Note Balance Increases; Early Maturity; Other Advance Rate Reduction Events.

(a) Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2014-VF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b) Any payments of Interest Amounts, Cumulative Interest Shortfall Amounts, Fees, Increased Costs, Undrawn Fees, and, subject to clause (d) below, Default Supplemental Fees, Cumulative Default Supplemental Fee Shortfall Amounts, ERD Supplemental Fees or Cumulative ERD Supplemental Fee Shortfall Amounts allocated to the Series 2014-VF1 Notes shall be paid first to the Class A-VF1 Variable Funding Notes pro rata, thereafter to the Class B-VF1 Variable Funding Notes pro rata, thereafter to the Class C-VF1 Variable Funding Notes pro rata, thereafter to the Class D-VF1 Variable Funding Notes pro rata, thereafter to the Class E-TF1 Term Notes, thereafter to the Class F-TF1 Term Notes and thereafter to the Class G-TF1 Term Notes. Notwithstanding the terms of Section 4.5(a)(2)(iii)(C) of the Base Indenture, the Paying Agent shall make payments of Interest Amounts and Cumulative Interest Shortfall Amounts on the Class G-TF1 Term Notes following the occurrence of a Facility Early

Amortization Event once the Note Balances, all payments of Interest Amounts and all Cumulative Interest Shortfall Amounts of all Series 2014-VF1 Notes senior to the Class G-TF1 Term Notes have been reduced to zero. The Paying Agent shall make payments of principal on the Series 2014-VF1 Variable Funding Notes on each Interim Payment Date and each Payment Date in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2014-VF1 Variable Funding Notes). The Note Balance of each Class of the Series 2014-VF1 Variable Funding Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance. The Paying Agent shall make payments of principal on the Series 2014-VF1 Term Notes (other than any Retained Notes) on each Payment Date in accordance with Section 4.5 of the Base Indenture during any Target Amortization Period.

(c) Any payments of principal allocated to the Series 2014-VF1 Notes (other than any Retained Notes) during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-VF1 Variable Funding Notes, pro rata, until their Note Balance has been reduced to zero; second, to the Class B-VF1 Variable Funding Notes, pro rata, until their Note Balance has been reduced to zero; third, to the Class C-VF1 Variable Funding Notes, pro rata, until their Note Balance has been reduced to zero; fourth, to the Class D-VF1 Variable Funding Notes, pro rata, until their Note Balance has been reduced to zero; fifth, to the Class E-TF1 Term Notes (other than any Retained Notes), pro rata, until their Note Balance has been reduced to zero; sixth, to the Class F-TF1 Term Notes (other than any Retained Notes), pro rata, until their Note Balance has been reduced to zero; and seventh, to the Class G-TF1 Term Notes (other than any Retained Notes) (after payment of any Interest Amounts and Cumulative Interest Shortfall Amounts related to the Class G-TF1 Term Notes), pro rata, until their Note Balance has been reduced to zero.

(d) After the occurrence of a Facility Early Amortization Event, any payments of Default Supplemental Fees, Cumulative Default Supplemental Fee Shortfall Amounts, ERD Supplemental Fees and Cumulative ERD Supplemental Fee Shortfall Amounts in respect of the Series 2014-VF1 Notes shall be paid only after the Note Balances, Interest Amounts and Cumulative Interest Shortfall Amounts of all Series 2014-VF1 Notes have been reduced to zero and such payments shall be allocated first, to the Class A-VF1 Notes, pro rata, until such amounts have been reduced to zero; second, to the Class B-VF1 Notes, pro rata, until such amounts have been reduced to zero; third, to the Class C-VF1 Notes, pro rata, until such amounts have been reduced to zero; fourth, to the Class D-VF1 Notes, pro rata, until such amounts have been reduced to zero; fifth, to the Class E-TF1 Notes (other than any Retained Notes), pro rata, until such amounts have been reduced to zero; sixth, to the Class F-TF1 Notes (other than any Retained Notes), pro rata, until such amounts have been reduced to zero; and seventh, to the Class G-TF1 Notes (other than any Retained Notes), pro rata, until such amounts are reduced to zero.

(e) For the avoidance of doubt, the failure to pay Interest Payment Amounts on the Class G-TF1 Term Notes will not result in an Event of Default under Section 8.1(a)(i) of the Indenture until such time as the Note Balances and all payments of interest and all Cumulative Interest Shortfall Amounts of all Series 2014-VF1 Notes senior to the Class G-TF1 Term Notes have been reduced to zero.

(f) The Administrative Agents and the Issuer further confirm that the Series 2014-VF1 Notes other than the Retained Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued to the Noteholders in the Note Maximum Principal Balance indicated on Exhibit A. The Issuer and the Administrative Agents hereby direct the Indenture Trustee to issue the Series 2014-VF1 Notes other than the Retained Notes in the names of the Noteholders and the Note Maximum Principal Balances set forth on Exhibit A. For the avoidance of doubt, the parties hereto hereby agree that, in accordance with the terms and provisions of the VF1 Note Purchase Agreements, each Administrative Agent may act as agent of each Noteholder (or “purchaser”, howsoever denominated) party to such Administrative Agent’s VF1 Note Purchase Agreement in respect of the related 2014-VF1 Notes designated on Exhibit A and shall determine the allocation of “Additional Note Balances” (as such term is defined in the VF1 Note Purchase Agreement) to be funded by each such Noteholder (or purchaser) related to such Administrative Agent.

(g) For the avoidance of doubt, the failure to pay any Target Amortization Amount when due, as described in the definition thereof, shall constitute an Event of Default.

(h) Notwithstanding anything to the contrary in Section 4.3(b)(iii) of the Base Indenture, (i) VFN draws on any Funding Date in respect of the Series 2014-VF1 Variable Funding Notes are required to be made on a pro rata basis among the Notes of each Class based on the related Note Maximum Principal Balance of the Notes of such Class and the respective amounts that can be drawn under each Class and Series pursuant to Section 4.3(b) of the Base Indenture, and (ii) VFN draws on any other Series of VFNs (other than the Series 2014-VF2 Variable Funding Notes) shall be made on a pro rata basis with the Series 2014-VF1 Notes. The VFN draws in respect of the Series 2014-VF1 Variable Funding Notes shall be made in accordance with the instructions provided in the related Funding Certification.

(i) There are no “Other Advance Rate Reduction Events” in respect of the Series 2014-VF1 Notes. If any Other Advance Rate Reduction Event in respect of any other Series of Notes is the same as any reduction event specified in clause (iv) of the definition of “Facility Early Amortization Event,” and the related Other Advance Rate Reduction Event Cure Period is shorter than the applicable grace period for the same event specified in clause (iv) of the definition of “Facility Early Amortization Event”, then solely for purposes of the Series 2014-VF1 Notes, the applicable grace period specified in clause (iv) of the definition of “Facility Early Amortization Event” shall be reduced to the Other Advance Rate Reduction Event Cure Period.

(j) The parties hereto agree that the failure to pay any portion of any related Undrawn Fee Amount on any Payment Date shall constitute an Event of Default under Section 8.1(a)(i) of the Base Indenture.

(k) Notwithstanding anything to the contrary contained herein or in the Base Indenture, the Issuer may, upon at least five Business Days’ prior written notice to the Administrative Agents, redeem in whole or in part, and/or terminate and cause retirement of any of the Series 2014-VF1 Variable Funding Notes at any time using proceeds of issuance of new Notes or in connection with the repayment of all Notes.

Section 7. Extension of Expected Repayment Date; Optional Redemption

The Administrator, on behalf of the Issuer, may request an extension of the Expected Repayment Date for any of the Series 2014-VF1 Variable Funding Notes at least fifteen (15) days prior to any Optional Extension Date. Each Administrative Agent shall provide written notice of whether such Administrative Agent agrees to extend the Expected Repayment Date on such Optional Extension Date at least five (5) days prior to such Optional Extension Date. If all of the Administrative Agents provide written notice of their agreement to extend the Expected Repayment Date, the Expected Repayment Date will be extended on such Optional Extension Date such that, after giving effect to any such extension, the Expected Repayment Date will be 364 days after such Optional Extension Date. The Expected Repayment Date of the Series 2014-VF1 Variable Funding Notes cannot be extended past the Expected Repayment Date for any other Outstanding Series of Variable Funding Notes. For the avoidance of doubt, the Expected Repayment Date of the Series 2014-VF1 Variable Funding Notes shall be extended only by written notice from the Administrative Agents in accordance with this Section 7.

The Class E-TF1 Notes, Class F-TF1 Notes or Class G-TF1 Notes (other than any Retained Notes) are subject to optional redemption by the Issuer (such Notes, the “Redeemable Notes”), in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes), on any Payment Date. If the Issuer redeems the Redeemable Notes prior to the Payment Date occurring in September 2014, the Issuer shall pay to the Noteholders of each Class of Redeemable Notes in addition to its related Redemption Amount an amount equal to the Specified Call Premium Amount. In addition, the Issuer may exercise optional redemption of the Redeemable Notes, in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes), on any Payment Date on which the aggregate Note Balance of the Series 2014-VF1 Term Notes is less than the Redemption Percentage of the aggregate Initial Note Balance thereof. No Specified Call Premium Amount is payable in connection with any optional redemption of the Redeemable Notes on any Payment Date on which the aggregate Note Balance of the Series 2014-VF1 Term Notes is less than the Redemption Percentage of the aggregate Initial Note Balance thereof. The Redeemable Notes are subject to optional redemption by the Issuer pursuant to Section 13.1 of the Base Indenture, in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes) with respect to such group of Classes, using the proceeds of the issuance and sale of one or more new Classes of Class E-TF1 Notes, Class F-TF1 Notes and Class G-TF1 Notes issued pursuant to a supplement to this Indenture Supplement, on any Business Day after the date on which the related Revolving Period ends or on any Business Day within 10 days prior to the end of such Revolving Period upon 10 days’ prior notice to the Noteholders. In anticipation of a redemption of the Redeemable Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the 90 day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Redeemable Notes to be redeemed, on the last day of their Revolving Period. Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of any of the Series 2014-VF1 Term Notes pursuant to Section 12(a)(iv) of the Base Indenture. Any Notes issued in replacement for the Redeemable Notes will have the same rights and privileges as the Class of Redeemable Note that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Expected Repayment Dates and Stated Maturity Dates.

Section 8. Determination of Note Interest Rate and LIBOR.

(a) At least one (1) Business Day prior to each Determination Date, the Administrative Agent shall calculate the Note Interest Rate for the related Interest Accrual Period (in the case of the Series 2014-VF1 Variable Funding Notes using the Commercial Paper Rates determined by the related Conduit Administrative Agents, as applicable, and One-Month LIBOR as determined by each Administrative Agent in accordance with Section 8(b) below) and the Interest Payment Amount for the Series 2014-VF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b) On each LIBOR Determination Date, each Administrative Agent will determine the London Interbank Offered Rate (“LIBOR”) quotations for one-month Eurodollar deposits (“One-Month LIBOR”) for the succeeding Interest Accrual Period for the related Series 2014-VF1 Notes on the basis of the LIBOR Rate.

(c) The establishment of the applicable Commercial Paper Rate by the related Conduit Administrative Agent and One-Month LIBOR by the related Administrative Agent and the Administrative Agent’s subsequent calculation of the Note Interest Rate on the Series 2014-VF1 Variable Funding Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 9. Increased Costs.

(a) If any Regulatory Change or other requirement of any law, rule, regulation or order applicable to a Noteholder of a Series 2014-VF1 Variable Funding Note (a “Requirement of Law”) or any change in the interpretation or application thereof or compliance by such Noteholder with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

(1) shall subject such Noteholder to any tax of any kind whatsoever with respect to its Series 2014-VF1 Variable Funding Note (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on such Noteholder as a result of any present or former connection between such Noteholder and the United States, other than any such connection arising solely from such Noteholder having executed, delivered or performed its obligations or received a payment under, or enforced, this Indenture Supplement or any U.S. federal withholding taxes imposed under Code sections 1471 through 1474 as of the date of this Indenture Supplement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereunder and any agreements entered into under section 1471(b) of the Code) or change the basis of taxation of payments to such Noteholder in respect thereof; shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or credit extended or participated by, or any other acquisition of funds by, any office of such Noteholder which is not otherwise included in the determination of the Note Interest Rate hereunder; or

(3) shall have the effect of reducing the rate of return on such Noteholder’s capital or on the capital of such Noteholder’s holding company, if any, as a consequence of this Indenture Supplement, in the case of the Series 2014-VF1 Variable Funding Notes, the VF1 Note Purchase Agreement, or the Series 2014-VF1 Variable Funding Notes to a level below that which such Noteholder or such Noteholder’s holding company could have achieved but for such Requirements of Law (other than any Regulatory Change, Requirement of Law, interpretation or application thereof, request or directive with respect to taxes) (taking into consideration such Noteholder’s policies and the policies of such Noteholder’s holding company with respect to capital adequacy); or

(4) shall impose on such Noteholder or the London interbank market any other condition, cost or expense (other than with respect to taxes) affecting this Indenture Supplement, in the case of the Series 2014-VF1 Variable Funding Notes, the VF1 Note Purchase Agreement or the Series 2014-VF1 Variable Funding Notes or any participation therein; or

(5) shall impose on such Noteholder any other condition;

and the result of any of the foregoing is to increase the cost to such Noteholder, by an amount which such Noteholder deems to be material (collectively or individually, “Increased Costs”), of continuing to hold its Series 2014-VF1 Variable Funding Note, of maintaining its obligations with respect thereto, or to reduce any amount due or owing hereunder in respect thereof, or to reduce the amount of any sum received or receivable by such Noteholder (whether of principal, interest or any other amount) or (in the case of any change in a Requirement of Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Noteholder or any Person controlling such Noteholder with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) from any governmental or quasi-governmental authority made subsequent to the date hereof) shall have the effect of reducing the rate of return on such Noteholder’s or such controlling Person’s capital as a consequence of its obligations as a Noteholder of a Variable Funding Note to a level below that which such Noteholder or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Noteholder’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Noteholder to be material, then, in any such case, such Noteholder shall invoice the Administrator for such additional amount or amounts as calculated by such Noteholder in good faith as will compensate such Noteholder for such increased cost or reduced amount, and such invoiced amount shall be payable to such Noteholder on the Payment Date following the next Determination Date following such invoice, in accordance with Section 4.5(a)(1)(ii) or Section 4.5(a)(2)(ii) of the Base Indenture, as applicable; provided, however, that any amount of Increased Costs in excess of the Increased Costs Limit shall be payable to such Noteholder in accordance with Section 4.5(a)(1)(ix) or Section 4.5(a)(2)(iv) of the Base Indenture, as applicable.

(b) Each Support Party (as such term is defined in a VF1 Note Purchase Agreement) shall be entitled to receive additional payments and indemnification pursuant to this Section 9 as though it were a Committed Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Series 2014-VF1 Variable Funding Notes; provided, that such Support Party shall not be entitled to additional payments pursuant to this Section 9 by reason of Requirements of Law which occurred prior to the date it became a Support Party; provided, further, that such Support Party shall be entitled to receive additional amounts pursuant to this Section 9 only to the extent that its related Conduit Purchaser would have been entitled to receive such amounts in the absence of Support Advances (as such term is defined in a VF1 Note Purchase Agreement) from such Support Party. The provisions of this Section 9 shall apply to each Conduit Administrative Agent and to such of their Affiliates as may from time to time administer, make referrals to or otherwise provide services or support to the Conduit Purchasers (in each case as though such Conduit Administrative Agent or Affiliate were a Purchaser and such Section applied to its administration of or other provisions of services or support to such Conduit Purchaser in connection with the transactions contemplated by this Agreement), whether as an administrator, administrative agent, referral agent, managing agent or otherwise.

(c) Increased Costs payable under this Section 9 shall be payable on a Payment Date only to the extent invoiced to the Indenture Trustee prior to the related Determination Date.

Section 10. Series Reports.

(a) Series Calculation Agent Report. The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2014-VF1 Notes:

(i) the unpaid principal balance of the Mortgage Loans subject to any Small Threshold Servicing Agreement, Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii) the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100.0%;

(iii) the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 25.0%;

(iv) for each Small Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(v) for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vi) for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vii) a list of each Target Amortization Event for the Series 2014-VF1 Notes and presenting a yes or no answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(viii) the Mortgage Loan-Level Market Value Ratio for each Mortgage Loan related to a Loan-Level Receivable, a Specified Receivable or a Receivable related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, and if such Mortgage Loan-Level Market Value Ratio exceeds 50%;

(ix) whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has a Collateral Value of zero by virtue of the definition of “Collateral Value” or Section 5 of this Indenture Supplement;

(x) a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;

(xi) the Monthly Reimbursement Rate as of the most recent date of determination (or, if less than three calendar months have occurred since the Closing Date, the Monthly Reimbursement Rate as calculated based on one or two months’ data, as applicable);

(xii) whether any Target Amortization Amount that has become due and payable has been paid;

(xiii) the Stressed Nonrecoverable Advance Amount for the upcoming Payment Date or Interim Payment Date; and

(xiv) the Trigger Advance Rate for each Class of Series 2014-VF1 Notes (or, if less than three calendar months have occurred since the Closing Date, the Trigger Advance Rate based upon the Monthly Reimbursement Rate as calculated based on one or two months’ data, as applicable).

In addition to the information provided in the above Calculation Agent Report, to the extent the following information is specifically provided to the Calculation Agent by Nationstar, the Calculation Agent shall promptly, from time to time, provide such other financial or non-financial information, documents, records or reports with respect to the Receivables or the condition or operations, financial or otherwise, of Nationstar.

(b) Series Payment Date Report. In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c) Limitation on Indenture Trustee Duties. The Indenture Trustee shall have no independent duty to verify: (1) Tangible Net Worth or (2) the occurrence of any of the events described in clauses (I)(B)(ii), (iii), (vi), (vii), (viii), (ix), (x), (xi), (xvi) or (xvii) or (II)(B)(ii), (iii) or (iv) of the definition of “Target Amortization Event.”

(d) Summary Report. On a monthly basis, the Administrator shall deliver an abbreviated form of the Payment Date Report and Interim Payment Date Report in a mutually agreed upon format to the email address provided by the Administrative Agent. Such abbreviated report shall also include whether a notice to initiate the optional termination or clean-up call contemplated by the related OTP Provision has been received with respect to any Designated Servicing Agreement identified on Schedule 4 to the Base Indenture.

Section 11. Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2014-VF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, including but not limited to those conditions precedent set forth in Section 6.10(b) and Article XII thereof, as applicable, to the issuance of the Series 2014-VF1 Notes have been satisfied.

Section 12. Representations and Warranties.

(a) The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

(b) The Issuer and the Administrator hereby represent and warrant for the benefit of the Administrative Agents, as of the Issuance Date, and as of the date of each Grant of Receivables to the Indenture Trustee pursuant to the Indenture, that the Administrator, as the indirect owner of all residual equity in the Issuer, is the only equity participant in the Issuer.

Section 13. Amendments and Voting Interests.

(a) Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any of the Series 2014-VF1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and each Administrative Agent, and with prior notice to the applicable Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any Transaction Document; (ii) to take any action determined by the Administrator to be reasonably necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; (iii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any provision in the final Private Placement Memorandum dated March 14, 2014 or any final Private Placement Memorandum related to the Tax Issuance of any Retained Notes, as it may be amended or supplemented from time to time; or (iv) to amend any other provision of this Indenture Supplement.

(b) Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

Section 14. Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 15. Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 16. Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2014-VF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2014-VF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2014-VF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Series 2014-VF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2014-VF1 Notes or this Indenture Supplement. It is understood that the foregoing provisions of this Section 16 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2014-VF1 Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 16 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2014-VF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 17. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust,

National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

Section 18. Ratings Affirmation

If one or more Designated Servicing Agreements is removed as described in Section 2.1(c) of the Base Indenture during any Facility Year, the Administrative Agent shall have the right to require the Servicer to obtain written affirmation from the Note Rating Agency of its continued rating of the Series 2014-VF1 Notes at the Servicer’s expense, once in respect of each Facility Year in which such a removal shall have occurred and the Servicer shall obtain the Note Rating Agency’s written affirmation of ratings if so requested in writing by the Administrative Agents, at the Servicer’s sole cost and expense.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

NEW RESIDENTIAL ADVANCE RECEIVABLES TRUST, as Issuer

By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Erwin M. Soriano

Name:	Erwin M. Soriano

Title:	Vice President

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

WELLS FARGO BANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

By:	/s/ Graham M. Oglesby

Name:	Graham M. Oglesby

Title:	Vice President

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

NATIONSTAR MORTGAGE LLC

By:	/s/ Amar Patel

Name:	Amar Patel

Title:	EVP

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

ADVANCE PURCHASER LLC

By:	/s/ Susan Givens

	Name:	Susan Givens

Title:	CFO

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Jason Ruchelsman

Name:	Jason Ruchelsman

Title:	Vice President

By:	/s/ Jason Muncy

Name:	Jason Muncy

Title:	Vice President

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

MORGAN STANLEY BANK, N.A., as Administrative Agent

By:	/s/ Geoffrey Kott

Name:	Geoffrey Kott

Title:	Authorized Signatory

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Joseph O’Doherty

Name:	Joseph O’Doherty

Title:	Managing Director

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

NATIXIS, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Chad Johnson

Name:	Chad Johnson

Title:	Managing Director

By:	/s/ David S. Bondy

Name:	David S. Bondy

Title:	Managing Director

[Signature Page to New Residential Advance Receivables Trust

Series 2014-VF1 Indenture Supplement]

Exhibit A

Class	Note #	Noteholder	Related Administrative Agent	Note Maximum Principal Balance
A-VF1	1	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and Alpine Securitization Corp., as Conduit Purchaser	Credit Suisse AG, New York Branch	$216,388,888.89

	2	BARCLAYS BANK PLC, solely in its capacity as Administrative Agent on behalf of BARCLAYS BANK PLC, as Committed Purchaser and SHEFFIELD RECEIVABLES CORPORATION, as Conduit Purchaser, or registered assigns	Barclays Bank PLC	$216,388,888.89

	3	Natixis, New York Branch, in its capacity as Administrative Agent and Conduit Administrative Agent on behalf of Versailles Assets LLC as Committed Purchaser and as Conduit Purchaser	Natixis, New York Branch	$86,555,555.56

	4	Morgan Stanley Bank, N.A.	Morgan Stanley Bank, N.A.	$259,666,666.66

B-VF1	1	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and Alpine Securitization Corp., as Conduit Purchaser	Credit Suisse AG, New York Branch	$17,527,777.78

	2	BARCLAYS BANK PLC, solely in its capacity as Administrative Agent on behalf of BARCLAYS BANK PLC, as Committed Purchaser and SHEFFIELD RECEIVABLES CORPORATION, as Conduit Purchaser, or registered assigns	Barclays Bank PLC	$17,527,777.78

	3	Natixis, New York Branch, in its capacity as Administrative Agent and Conduit Administrative Agent on behalf of Versailles Assets LLC as Committed Purchaser and as Conduit Purchaser	Natixis, New York Branch	$7,011,111.11

	4	Morgan Stanley Bank, N.A.	Morgan Stanley Bank, N.A.	$21,033,333.33

C-VF1	1	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and Alpine Securitization Corp., as Conduit Purchaser	Credit Suisse AG, New York Branch	$9,083,333.33

	2	BARCLAYS BANK PLC, solely in its capacity as Administrative Agent on behalf of BARCLAYS BANK PLC, as Committed Purchaser and SHEFFIELD RECEIVABLES CORPORATION, as Conduit Purchaser, or registered assigns	Barclays Bank PLC	$9,083,333.33

	3	Natixis, New York Branch, in its capacity as Administrative Agent and Conduit Administrative Agent on behalf of Versailles Assets LLC as Committed Purchaser and as Conduit Purchaser	Natixis, New York Branch	$3,633,333.33

	4	Morgan Stanley Bank, N.A.	Morgan Stanley Bank, N.A.	$10,900,000.01

D-VF1	1	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser, and Alpine Securitization Corp., as Conduit Purchaser	Credit Suisse AG, New York Branch	$7,000,000.00

2	BARCLAYS BANK PLC, solely in its capacity as Administrative Agent on behalf of BARCLAYS BANK PLC, as Committed Purchaser and SHEFFIELD RECEIVABLES CORPORATION, as Conduit Purchaser, or registered assigns	Barclays Bank PLC	$7,000,000.00

3	Natixis, New York Branch, in its capacity as Administrative Agent and Conduit Administrative Agent on behalf of Versailles Assets LLC as Committed Purchaser and as Conduit Purchaser	Natixis, New York Branch	$2,800,000.00

4	Morgan Stanley Bank, N.A.	Morgan Stanley Bank, N.A.	$8,400,000.00